EXHIBIT 3

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In Connection with the Annual Report of Tramford International Limited (the “Company”) on Form 20-F for the year ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Jiang Xin Hao and Michael Siu, respectively, Principal Executive Officer and Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of our knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

July 14, 2003

By: /s/ Jiang Xin Hao

Jiang Xin Hao

Chief Executive Officer

By: /s/ Michael Siu

Michael Siu

Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.